Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Jeffrey W. Farrar

Executive Vice President, COO & CFO

(434)773-2274

farrarj@amnb.com

AMERICAN NATIONAL BANKSHARES

REPORTS FOURTH QUARTER AND FULL YEAR 2020 EARNINGS

Danville, VA, January 21, 2021 – American National Bankshares Inc. (NASDAQ: AMNB) (“American National” or the “Company”) today reported fourth quarter 2020 earnings of $8.8 million, or $0.80 per diluted common share. Those results compare to $7.4 million, or $0.67 per diluted common share, during the same quarter in the prior year, and net income of $7.2 million, or $0.66 per diluted common share, recognized for the third quarter of 2020. Earnings for the twelve months ended December 31, 2020 were $30.0 million, or $2.73 per diluted common share, compared to $20.9 million, or $1.98 per diluted common share for the same period of 2019. Earnings for the twelve months ended December 31, 2019 were impacted by $11.8 million in merger related expenses.

President and Chief Executive Officer Jeffrey V. Haley commented, “Despite the significant economic impact of COVID-19, we ended 2020 on a positive note, with earnings of $8.8 million or $0.80 per share for the fourth quarter, representing an increase of $1.4 million, or 18.2%, as compared to same quarter in 2019. Annual revenues were just over $100 million or 9% growth as compared to 2019. For the year, we generated earnings of $30.0 million or 43.7% growth as compared to 2019 despite increasing our allowance for loan losses by $8.3 million as a result of the pandemic. Tangible book value increased to $22.47 per share, reflecting growth of $1.83 per share, or 8.9%, as compared to 2019. Capital and liquidity levels remain very strong.”

“We are excited about 2021 and our plans to improve our digital capabilities and deepen our customer relationships. I want to again express my appreciation to our employees and customers, who continue to adapt to the many challenges of the pandemic. It has been inspirational to witness our team’s ability to meet our customer and community needs during these challenging times.”

Fourth quarter 2020 highlights include:

●	Earnings produced a return on average tangible common equity of 14.90% for the fourth quarter of 2020, compared to 12.66% in the previous quarter and 13.71% for the same quarter in the prior year (non-GAAP).

●	Average deposits grew 4.2% during the quarter and 22.7% over the same quarter of 2019; the cost of deposits decreased to 0.43% in the fourth quarter, compared to 0.52% in the previous quarter and 0.95% in the same quarter of the prior year.

●	Net interest margin was 3.22% for the quarter, down from 3.26% in the third quarter of 2020 and from 3.62% in the same quarter of the prior year (non-GAAP).

●	Noninterest revenues decreased $71 thousand, or 1.7%, when compared to the previous quarter, and increased $355 thousand, or 9.2%, compared to the same quarter in the prior year.

●	Noninterest expense increased $519 thousand, or 3.7%, when compared to the previous quarter, and decreased $378 thousand, or 2.5%, when compared to the same quarter in the prior year.

●	The fourth quarter provision for loan losses totaled $585 thousand, which compares to a provision of $2.6 million for the previous quarter, and a provision of $462 thousand in the same quarter in the prior year. The allowance for loan losses as a percentage of loans held for investment increased to 1.06% at period end. Excluding Paycheck Protection Program (“PPP”) loans, the allowance as a percentage of loans increased to 1.19% at period end.

●	Nonperforming assets as a percentage of total assets were 0.12% at December 31, 2020, down from 0.16% at September 30, 2020 and 0.15% at December 31, 2019.

●	Annualized net charge-offs were 0.05% for the fourth quarter of 2020, up from 0.02% for the corresponding quarter in the prior year and 0.01% for the third quarter of 2020.

●	As a result of the Company’s participation in the Small Business Administration’s PPP under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act, it had outstanding net PPP loans of $211.3 million at December 31, 2020, which compares to $266.0 million at September 30, 2020. The Company had net unamortized PPP loan origination fees with a balance of $4.4 million at December 31, 2020, which compares to $6.8 million at September 30, 2020.

NET INTEREST INCOME

Net interest income for the fourth quarter of 2020 was $22.1 million, an increase of $651 thousand, or 3.0%, from the prior quarter and an increase of $1.7 million, or 8.3%, from the fourth quarter of 2019. The fully taxable equivalent (“FTE”) net interest margin for the quarter was 3.22%, down from 3.26% in the prior quarter and down from 3.62% in the same period a year ago (non-GAAP). The fourth quarter of 2020 benefited from the recognition of the remaining net fees on PPP loans that were repaid during the quarter. Total PPP fees recognized in net interest income during the quarter was $2.4 million, an increase of $1.3 million as compared to the prior quarter as a result of the forgiveness of $56.4 million of PPP loans. The increase in net interest income from the same quarter in the prior year was attributable to the PPP program and core deposit growth partially offset by a significantly lower rate environment.

The Company’s FTE net interest margin includes the impact of acquisition accounting fair value adjustments. During the fourth quarter of 2020, net accretion related to acquisition accounting amounted to $1.2 million compared to $1.1 million for the same period in 2019 and $1.7 million in the prior quarter. The third quarter of 2020 included an $800,000 cash basis accretion collection from a loan charged off prior to an American National acquisition. Net accretion for the twelve months ended December 31, 2020 amounted to $3.8 million, compared to $3.4 million for the same period in 2019. Estimated remaining net accretion from acquisitions for the periods indicated is as follows (dollars in thousands):

2021	$1,830
2022	1,146
2023	646
2024	388
2025	281
Thereafter	956

ASSET QUALITY

Nonperforming assets (“NPAs”) totaled $3.7 million as of December 31, 2020, down from $4.6 million at September 30, 2020, and up slightly from $3.6 million at December 31, 2019. NPAs as a percentage of total assets were 0.12% at December 31, 2020, compared to 0.16% at September 30, 2020 and 0.15% at December 31, 2019.

The provision for loan losses was $585 thousand for the fourth quarter of 2020, as compared to $2.6 million for the previous quarter and $462 thousand for the same period in the previous year. The fourth quarter of 2020 warranted a significantly lower provision than third quarter based on the economic outlook, ongoing low charge-off and delinquency rates, and overall strong asset quality metrics. The allowance for loan losses was $21.4 million at December 31, 2020, compared to $21.1 million at September 30, 2020 and $13.2 million at December 31, 2019. Annualized net charge-offs as a percentage of average loans outstanding was 0.05% for the fourth quarter of 2020, compared to 0.01% in the previous quarter and 0.02% for the same period in the prior year. The allowance as a percentage of loans held for investment was 1.06% at December 31, 2020, compared to 1.01% at September 30, 2020, and 0.72% at December 31, 2019. Excluding PPP loans, the allowance as a percentage of loans increased to 1.19% at December 31, 2020, compared to 1.16% at September 30, 2020 and 0.72% at December 31, 2019.

American National continues to utilize a Disaster Assistance Program for borrowers in accordance with Section 4013 of the CARES Act. At December 31, 2020, American National had interest only and payment deferrals to customers with outstanding balances amounting to $30.0 million, representing 1.5% of total loans held for investment, which compares to $135.2 million, or 6.5% of outstanding loans held for investment, at September 30, 2020. At December 31, 2020, $18.2 million of the $30.0 million in total deferrals were the result of second and third payment or interest deferrals, representing less than 1% of total loans held for investment.

NONINTEREST INCOME

Noninterest income decreased $71 thousand, or 1.7%, to $4.2 million for the quarter ended December 31, 2020 from $4.3 million in the prior quarter and increased $355 thousand, or 9.2%, from the same period in the prior year. The largest increase in the quarter was the increase in income from small business investment companies (“SBICs”) which was up $138 thousand, or 140.8%, over the previous quarter. The primary decrease in the quarter related to reduced earnings in other investments of the Company. Comparing the fourth quarter of 2020 to the fourth quarter of 2019, the increase was reflective of increased mortgage banking income, income from SBICs and reduced losses on premises and equipment.  Other noninterest income for the fourth quarter of 2020 was reduced by a loss on the sale of repossessed assets of $139 thousand.

NONINTEREST EXPENSE

Noninterest expense for the fourth quarter of 2020 amounted to $14.7 million, up $519 thousand, or 3.7%, when compared to the $14.1 million for the previous quarter and down $378 thousand, or 2.5%, from $15.0 million during the same period in the previous year. The increase from the third quarter of 2020 was primarily attributable to increased pension and salary expenses resulting from voluntary early retirement package costs. The fourth quarter of 2019 included $460,000 of merger related expenses.

INCOME TAXES

The effective tax rate for the three months ended December 31, 2020 was 20.9%, compared to 20.0% for the prior quarter and 15.6% for the same period in the prior year.

BALANCE SHEET

Total assets at December 31, 2020 were $3.1 billion, an increase of $146.7 million from September 30, 2020 and $571.5 million from the same quarter one year ago. The growth over the previous quarter was attributable to core deposit growth and related growth in cash and investments. The growth over the same period a year ago is primarily due to loan and deposit growth associated with the PPP program and growth in core deposits during the period.

At December 31, 2020, loans held for investment (net of deferred fees and costs) were $2.0 billion, a decrease of $71.0 million, or 13.6%, annualized from September 30, 2020. Of this decrease, approximately $56.4 million was associated with PPP loan forgiveness. Loans held for investment increased $184.2 million, or 10.1%, from December 31, 2019. Excluding PPP loans, loans held for investment were slightly lower year over year.

Deposits amounted to $2.6 billion at December 31, 2020, with growth of $140.6 million, or 22.8%, annualized from September 30, 2020 and $550.8 million, or 26.7%, compared to the same quarter of 2019.  The growth over the prior quarter and prior period of 2019 is a result of continued higher than average cash balances being maintained by customers as the uncertainty of the pandemic continues. This pattern has been prevalent through the second, third and fourth quarters of 2020 and is consistent with trends for all commercial banks.

The Company continues to be well-capitalized as defined by regulators, with tangible common equity to tangible assets of 8.34% at December 31, 2020 as compared to 8.55% at September 30, 2020 and 9.57% at December 31, 2019.

ABOUT AMERICAN NATIONAL

American National is a multi-state bank holding company with total assets of approximately $3.1 billion. Headquartered in Danville, Virginia, American National is the parent company of American National Bank and Trust Company. American National Bank is a community bank serving Virginia and North Carolina with 26 banking offices. American National Bank also manages an additional $976 million of trust, investment and brokerage assets in its Wealth Division. Additional information about American National and American National Bank is available on American National's website at www.amnb.com.

NON-GAAP FINANCIAL MEASURES

This release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). American National’s management uses these non-GAAP financial measures in its analysis of American National’s performance. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that are infrequent in nature. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of American National’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. For a reconciliation of non-GAAP financial measures, see “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

FORWARD-LOOKING STATEMENTS

Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current expectations and involve a number of assumptions. American National intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. American National’s ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors that could have a material effect on the operations and future prospects of American National include but are not limited to: (1) the impacts of the ongoing COVID-19 pandemic; (2) expected revenue synergies and cost savings from acquisitions and depositions; (3) changes in interest rates, general economic conditions, legislation and regulation, and monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury, Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System; (4) the quality and composition of the loan and securities portfolios, demand for loan products, deposit flows, competition, and demand for financial services in American National’s market areas; (5) the implementation of new technologies, and the ability to develop and maintain secure and reliable electronic systems; (6) accounting principles, policies, and guidelines; and (7) other risk factors detailed from time to time in filings made by American National with the Securities and Exchange Commission. American National undertakes no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

American National Bankshares Inc.
Consolidated Balance Sheets
(Dollars in thousands, except per share data)
Unaudited

	December 31
	2020	2019
Assets
Cash and due from banks	$30,767	$32,505
Interest-bearing deposits in other banks	343,603	47,077
Securities available for sale, at fair value	466,091	379,195
Restricted stock, at cost	8,715	8,630
Loans held for sale	15,591	2,027
Loans, net of deferred fees and costs	2,015,056	1,830,815
Less allowance for loan losses	(21,403)	(13,152)
Net Loans	1,993,653	1,817,663
Premises and equipment, net	39,723	39,848
Other real estate owned, net	958	1,308
Goodwill	85,048	84,002
Core deposit intangibles, net	6,091	7,728
Bank owned life insurance	28,482	27,817
Other assets	31,288	30,750

Total assets	$3,050,010	$2,478,550

Liabilities
Demand deposits -- noninterest-bearing	$830,094	$578,606
Demand deposits -- interest-bearing	501,283	328,015
Money market deposits	666,122	504,651
Savings deposits	217,405	177,505
Time deposits	396,426	471,770
Total deposits	2,611,330	2,060,547
Customer repurchase agreements	42,551	40,475
Long-term borrowings	35,630	35,546
Other liabilities	22,605	21,724
Total liabilities	2,712,116	2,158,292

Shareholders' equity
Preferred stock, $5 par value, 2,000,000 shares authorized,
none outstanding	-	-
Common stock, $1 par value, 20,000,000 shares authorized,
10,982,367 shares outstanding at December 31, 2020 and
11,071,540 shares outstanding at December 31, 2019	10,926	11,019
Capital in excess of par value	154,850	158,244
Retained earnings	169,681	151,478
Accumulated other comprehensive income (loss), net	2,437	(483)
Total shareholders' equity	337,894	320,258

Total liabilities and shareholders' equity	$3,050,010	$2,478,550

American National Bankshares Inc.
Consolidated Statements of Income
(Dollars in thousands, except per share data)
Unaudited

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2020	2019	2020	2019
Interest and Dividend Income:
Interest and fees on loans	$22,654	$21,947	$87,700	$82,684
Interest and dividends on securities:
Taxable	1,536	1,991	6,764	7,682
Tax-exempt	103	117	433	777
Dividends	121	127	503	451
Other interest income	84	408	440	1,261
Total interest and dividend income	24,498	24,590	95,840	92,855

Interest Expense:
Interest on deposits	1,821	3,496	9,729	13,143
Interest on short-term borrowings	22	134	259	650
Interest on long-term borrowings	509	512	2,032	1,935
Total interest expense	2,352	4,142	12,020	15,728

Net Interest Income	22,146	20,448	83,820	77,127
Provision for loan losses	585	462	8,916	456

Net Interest Income After Provision
for Loan Losses	21,561	19,986	74,904	76,671

Noninterest Income:
Trust fees	1,025	1,021	4,044	3,847
Service charges on deposit accounts	677	765	2,557	2,866
Other fees and commissions	1,037	967	3,925	3,693
Mortgage banking income	1,042	737	3,514	2,439
Securities gains, net	-	32	814	607
Brokerage fees	192	205	745	721
Income from Small Business Investment Companies	236	37	270	211
Losses on premises and equipment, net	(13)	(338)	(110)	(427)
Other	25	440	1,084	1,213
Total noninterest income	4,221	3,866	16,843	15,170

Noninterest Expense:
Salaries and employee benefits	8,225	7,986	29,765	30,015
Occupancy and equipment	1,470	1,454	5,586	5,417
FDIC assessment	206	-	639	119
Bank franchise tax	425	531	1,702	1,644
Core deposit intangible amortization	391	437	1,637	1,398
Data processing	764	729	3,017	2,567
Software	342	363	1,454	1,295
Other real estate owned, net	26	15	60	31
Merger related expenses	-	460	-	11,782
Other	2,810	3,062	10,705	11,806
Total noninterest expense	14,659	15,037	54,565	66,074

Income Before Income Taxes	11,123	8,815	37,182	25,767
Income Taxes	2,329	1,374	7,137	4,861
Net Income	$8,794	$7,441	$30,045	$20,906

Net Income Per Common Share:
Basic	$0.80	$0.67	$2.74	$1.99
Diluted	$0.80	$0.67	$2.73	$1.98
Weighted Average Common Shares Outstanding:
Basic	10,975,349	11,094,346	10,981,623	10,531,572
Diluted	10,978,931	11,103,905	10,985,790	10,541,337

American National Bankshares Inc.
Financial Highlights
Unaudited

(Dollars in thousands, except per share data)				At or for the Year Ended
	4th Qtr	3rd Qtr	4th Qtr	December 31,
	2020	2020	2019	2020	2019
EARNINGS
Interest income	$24,498	$24,179	$24,590	$95,840	$92,855
Interest expense	2,352	2,684	4,142	12,020	15,728
Net interest income	22,146	21,495	20,448	83,820	77,127
Provision for loan losses	585	2,619	462	8,916	456
Noninterest income	4,221	4,292	3,866	16,843	15,170
Noninterest expense	14,659	14,140	15,037	54,565	66,074
Income taxes	2,329	1,801	1,374	7,137	4,861
Net income	8,794	7,227	7,441	30,045	20,906

PER COMMON SHARE
Net income per share - basic	$0.80	$0.66	$0.67	$2.74	$1.99
Net income per share - diluted	0.80	0.66	0.67	2.73	1.98
Cash dividends paid	0.27	0.27	0.27	1.08	1.04
Book value per share	30.77	30.26	28.93	30.77	28.93
Book value per share - tangible (a)	22.47	21.92	20.64	22.47	20.64
Closing market price	26.21	20.92	39.57	26.21	39.57

FINANCIAL RATIOS
Return on average assets	1.18%	1.01%	1.20%	1.08%	0.91%
Return on average equity	10.48	8.76	9.31	9.12	7.16
Return on average tangible equity (a)	14.90	12.66	13.71	13.19	10.43
Average equity to average assets	11.30	11.50	12.88	11.88	12.68
Tangible equity to tangible assets (a)	8.34	8.55	9.57	8.34	9.57
Net interest margin, taxable equivalent	3.22	3.26	3.62	3.30	3.68
Efficiency ratio (a)	53.92	53.00	57.24	52.80	57.25
Effective tax rate	20.94	19.95	15.59	19.19	18.87

PERIOD-END BALANCES
Securities	$474,806	$367,200	$387,825	$474,806	$387,825
Loans held for sale	15,591	6,789	2,027	15,591	2,027
Loans, net	2,015,056	2,086,094	1,830,815	2,015,056	1,830,815
Goodwill and other intangibles	91,139	91,530	91,730	91,139	91,730
Assets	3,050,010	2,903,304	2,478,550	3,050,010	2,478,550
Assets - tangible (a)	2,958,871	2,811,774	2,386,820	2,958,871	2,386,820
Deposits	2,611,330	2,470,700	2,060,547	2,611,330	2,060,547
Customer repurchase agreements	42,551	41,906	40,475	42,551	40,475
Long-term borrowings	35,630	35,609	35,546	35,630	35,546
Shareholders' equity	337,894	331,981	320,258	337,894	320,258
Shareholders' equity - tangible (a)	246,755	240,451	228,528	246,755	228,528

AVERAGE BALANCES
Securities (b)	$372,529	$333,778	$347,502	$347,952	$342,219
Loans held for sale	8,601	9,943	4,991	6,578	3,419
Loans, net	2,063,397	2,092,412	1,810,744	2,008,683	1,700,880
Interest-earning assets	2,754,455	2,648,990	2,264,687	2,551,913	2,107,169
Goodwill and other intangibles	91,358	91,749	92,607	91,751	81,049
Assets	2,971,505	2,870,213	2,482,502	2,773,007	2,303,624
Assets - tangible (a)	2,880,147	2,778,464	2,389,895	2,681,256	2,222,575
Interest-bearing deposits	1,701,395	1,619,960	1,466,116	1,595,694	1,377,422
Deposits	2,536,363	2,434,645	2,066,435	2,342,353	1,915,197
Customer repurchase agreements	40,819	45,689	38,742	42,937	39,134
Other short-term borrowings	-	-	-	1	2,694
Long-term borrowings	35,617	35,597	35,537	35,586	33,644
Shareholders' equity	335,671	330,038	319,851	329,353	292,022
Shareholders' equity - tangible (a)	244,313	238,289	227,244	237,602	210,973

American National Bankshares Inc.
Financial Highlights
Unaudited

(Dollars in thousands, except per share data)				At or for the Year Ended
	4th Qtr	3rd Qtr	4th Qtr	December 31,
	2020	2020	2019	2020	2019
CAPITAL
Weighted average shares outstanding - basic	10,975,349	10,966,645	11,094,346	10,981,623	10,531,572
Weighted average shares outstanding - diluted	10,978,931	10,969,901	11,103,905	10,985,790	10,541,337

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$21,088	$18,507	$12,758	$13,152	$12,805
Provision for loan losses	585	2,619	462	8,916	456
Charge-offs	(331)	(126)	(144)	(1,006)	(333)
Recoveries	61	88	76	341	224
Ending balance	$21,403	$21,088	$13,152	$21,403	$13,152

LOANS
Construction and land development	$140,071	$151,613	$137,920	$140,071	$137,920
Commercial real estate - owner occupied	373,680	382,121	360,991	373,680	360,991
Commercial real estate - non-owner occupied	627,569	608,954	538,208	627,569	538,208
Residential real estate	269,137	279,815	324,315	269,137	324,315
Home equity	104,881	111,448	119,423	104,881	119,423
Commercial and industrial	491,256	543,746	339,077	491,256	339,077
Consumer	8,462	8,397	10,881	8,462	10,881
Total	$2,015,056	$2,086,094	$1,830,815	$2,015,056	$1,830,815

NONPERFORMING ASSETS AT PERIOD-END
Nonperforming loans:
90 days past due and accruing	$262	$285	$361	$262	$361
Nonaccrual	2,434	3,088	1,944	2,434	1,944
Other real estate owned and repossessions	958	1,210	1,308	958	1,308
Nonperforming assets	$3,654	$4,583	$3,613	$3,654	$3,613

ASSET QUALITY RATIOS
Allowance for loan losses to total loans	1.06%	1.01%	0.72%	1.06%	0.72%
Allowance for loan losses to
nonperforming loans	793.88	625.20	570.59	793.88	570.59
Nonperforming assets to total assets	0.12	0.16	0.15	0.12	0.15
Nonperforming loans to total loans	0.13	0.16	0.13	0.13	0.13
Annualized net charge-offs
to average loans	0.05	0.01	0.02	0.03	0.01

OTHER DATA
Fiduciary assets at period-end (c) (d)	$614,016	$569,095	$560,776	$614,016	$560,776
Retail brokerage assets at period-end (c) (d)	$362,022	$314,809	$317,262	$362,022	$317,262
Number full-time equivalent employees (e)	342	341	355	342	355
Number of full service offices	26	25	26	26	26
Number of loan production offices	1	1	1	1	1
Number of ATMs	37	37	38	37	38

Notes:

(a) - This financial measure is not calculated in accordance with GAAP. For a reconciliation of non-GAAP financial measures, see "Reconciliation of Non-GAAP Financial Measures" at the end
of this release.
(b) - Average does not include unrealized gains and losses.
(c) - Market value.
(d) - Assets are not owned by American National and are not reflected in the consolidated balance sheet.
(e) - Average for quarter.

Net Interest Income Analysis
For the Three Months Ended December 31, 2020 and 2019
(Dollars in thousands)
Unaudited

			Interest
	Average Balance		Income/Expense (a)		Yield/Rate

	2020	2019	2020	2019	2020	2019
Loans:
Commercial	$507,750	$315,902	$5,354	$3,516	4.19%	4.42%
Real estate	1,556,192	1,488,577	17,206	18,268	4.42	4.91
Consumer	8,056	11,256	137	209	6.77	7.37
Total loans (b)	2,071,998	1,815,735	22,697	21,993	4.38	4.84

Securities:
U.S. Treasury	14,126	-	4	-	0.11	-
Federal agencies & GSEs	76,606	123,950	276	716	1.44	2.31
Mortgage-backed & CMOs	206,817	164,727	916	996	1.77	2.42
State and municipal	53,257	41,109	304	303	2.28	2.95
Other	21,723	17,716	286	250	5.27	5.64
Total securities	372,529	347,502	1,786	2,265	1.92	2.61

Deposits in other banks	309,928	101,450	84	408	0.11	1.60

Total interest-earning assets	2,754,455	2,264,687	24,567	24,666	3.56	4.35

Non-earning assets	217,050	217,815

Total assets	$2,971,505	$2,482,502

Deposits:
Demand	$433,356	$329,759	50	126	0.05	0.15
Money market	647,320	482,671	380	1,283	0.23	1.05
Savings	215,233	176,686	16	83	0.03	0.19
Time	405,486	477,000	1,375	2,004	1.35	1.67
Total deposits	1,701,395	1,466,116	1,821	3,496	0.43	0.95

Customer repurchase agreements	40,819	38,742	22	134	0.21	1.37
Long-term borrowings	35,617	35,537	509	512	5.72	5.76
Total interest-bearing
liabilities	1,777,831	1,540,395	2,352	4,142	0.53	1.07

Noninterest bearing demand deposits	834,968	600,319
Other liabilities	23,035	21,937
Shareholders' equity	335,671	319,851
Total liabilities and
shareholders' equity	$2,971,505	$2,482,502

Interest rate spread					3.03%	3.28%
Net interest margin					3.22%	3.62%

Net interest income (taxable equivalent basis)			22,215	20,524
Less: Taxable equivalent adjustment (c)			69	76
Net interest income			$22,146	$20,448

Notes:

(a) - Interest income includes net accretion/amortization of acquired loan fair value adjustments and the net accretion/
amortization of deferred loan fees and costs.
(b) - Nonaccrual loans are included in the average balances.
(c) - A tax rate of 21% was used in adjusting interest on tax-exempt assets to a fully taxable equivalent basis.

Net Interest Income Analysis
For the Years Ended December 31, 2020 and 2019
(Dollars in thousands)
Unaudited

			Interest
	Average Balance		Income/Expense (a)		Yield/Rate

	2020	2019	2020	2019	2020	2019
Loans:
Commercial	$475,068	$306,065	$17,768	$14,125	3.74%	4.62%
Real estate	1,531,195	1,388,188	69,525	68,050	4.54	4.90
Consumer	8,998	10,046	588	694	6.53	6.91
Total loans (b)	2,015,261	1,704,299	87,881	82,869	4.36	4.86

Securities:
U.S. Treasury	9,010	-	51	-	0.57	-
Federal agencies & GSEs	72,112	132,916	1,423	3,191	1.97	2.40
Mortgage-backed & CMOs	200,612	134,458	4,060	3,350	2.02	2.49
State and municipal	45,836	58,293	1,175	1,650	2.56	2.83
Other	20,382	16,552	1,098	903	5.39	5.46
Total securities	347,952	342,219	7,807	9,094	2.24	2.66

Deposits in other banks	188,700	60,651	440	1,261	0.23	2.08

Total interest-earning assets	2,551,913	2,107,169	96,128	93,224	3.77	4.42

Non-earning assets	221,094	196,455

Total assets	$2,773,007	$2,303,624

Deposits:
Demand	$386,790	$307,329	344	370	0.09	0.12
Money market	574,510	445,505	2,634	5,246	0.46	1.18
Savings	198,313	166,842	117	284	0.06	0.17
Time	436,081	457,746	6,634	7,243	1.52	1.58
Total deposits	1,595,694	1,377,422	9,729	13,143	0.61	0.95

Customer repurchase agreements	42,937	39,134	259	596	0.60	1.52
Other short-term borrowings	1	2,694	-	54	0.55	2.00
Long-term borrowings	35,586	33,644	2,032	1,935	5.71	5.75
Total interest-bearing
liabilities	1,674,218	1,452,894	12,020	15,728	0.72	1.08

Noninterest bearing demand deposits	746,659	537,775
Other liabilities	22,777	20,933
Shareholders' equity	329,353	292,022
Total liabilities and
shareholders' equity	$2,773,007	$2,303,624

Interest rate spread					3.05%	3.34%
Net interest margin					3.30%	3.68%

Net interest income (taxable equivalent basis)			84,108	77,496
Less: Taxable equivalent adjustment (c)			288	369
Net interest income			$83,820	$77,127

Notes:

(a) - Interest income includes net accretion/amortization of acquired loan fair value adjustments and the net accretion/
amortization of deferred loan fees and costs.
(b) - Nonaccrual loans are included in the average balances.
(c) - A tax rate of 21% was used in adjusting interest on tax-exempt assets to a fully taxable equivalent basis.

American National Bankshares Inc.
Reconciliation of Non-GAAP Financial Measures
Unaudited

(Dollars in thousands, except per share data)				At or for the Year Ended
	4th Qtr	3rd Qtr	4th Qtr	December 31,
	2020	2020	2019	2020	2019
EFFICIENCY RATIO
Noninterest expense	$14,659	$14,140	$15,037	$54,565	$66,074
Add/subtract: gain/loss on sale of OREO	(8)	(23)	(3)	4	52
Subtract: core deposit intangible amortization	(391)	(402)	(437)	(1,637)	(1,398)
Subtract: merger related expenses	-	-	(460)	-	(11,782)
	$14,260	$13,715	$14,137	$52,932	$52,946

Net interest income	$22,146	$21,495	$20,448	$83,820	$77,127
Tax equivalent adjustment	69	75	76	288	369
Noninterest income	4,221	4,292	3,866	16,843	15,170
Subtract: gain on securities	-	-	(32)	(814)	(607)
Add: loss on fixed assets	13	15	338	110	427
	$26,449	$25,877	$24,696	$100,247	$92,486

Efficiency ratio	53.92%	53.00%	57.24%	52.80%	57.25%

TAX EQUIVALENT NET INTEREST INCOME
Non-GAAP measures:
Interest income - loans	$22,697	$22,394	$21,993	$87,881	$82,869
Interest income - investments and other	1,870	1,860	2,673	8,247	10,355
Interest expense - deposits	(1,821)	(2,118)	(3,496)	(9,729)	(13,143)
Interest expense - customer repurchase
agreements	(22)	(42)	(134)	(259)	(596)
Interest expense - other short-term borrowings	-	-	-	-	(54)
Interest expense - long-term borrowings	(509)	(524)	(512)	(2,032)	(1,935)
Total net interest income	$22,215	$21,570	$20,524	$84,108	$77,496
Less non-GAAP measures:
Tax benefit on nontaxable interest - loans	(43)	(48)	(46)	(181)	(185)
Tax benefit on nontaxable interest - securities	(26)	(27)	(30)	(107)	(184)
GAAP measures	$22,146	$21,495	$20,448	$83,820	$77,127

RETURN ON AVERAGE TANGIBLE EQUITY
Return on average equity (GAAP basis)	10.48%	8.76%	9.31%	9.12%	7.16%
Impact of excluding average goodwill
and other intangibles	4.42	3.90	4.40	4.07	3.27
Return on average tangible equity
(non-GAAP)	14.90%	12.66%	13.71%	13.19%	10.43%

TANGIBLE EQUITY TO TANGIBLE ASSETS
Equity to assets ratio (GAAP basis)	11.08%	11.43%	12.92%	11.08%	12.92%
Impact of excluding goodwill and
other intangibles	(2.74)	(2.88)	(3.35)	(2.74)	(3.35)
Tangible equity to tangible assets ratio
(non-GAAP)	8.34%	8.55%	9.57%	8.34%	9.57%

TANGIBLE BOOK VALUE
Book value per share (GAAP basis)	$30.77	$30.26	$28.93	$30.77	$28.93
Impact of excluding goodwill and
other intangibles	(8.30)	(8.34)	(8.29)	(8.30)	(8.29)
Tangible book value per share
(non-GAAP)	$22.47	$21.92	$20.64	$22.47	$20.64

ADJUSTED LOAN LOSS ALLOWANCE
Allowance for loan losses	$21,403	$21,088	$13,152	$21,403	$13,152
Credit discount on purchased loans	7,255	7,896	12,214	7,255	12,214
Adjusted loan loss allowance	$28,658	$28,984	$25,366	$28,658	$25,366

Total loans, net	$2,015,056	$2,086,094	$1,830,815	$2,015,056	$1,830,815
Subtract: PPP loans, net	(211,275)	(265,941)	-	(211,275)	-
Total loans less PPP loans, net	$1,803,781	$1,820,153	$1,830,815	$1,803,781	$1,830,815

Adjusted loan loss allowance to
total loans less PPP loans, net	1.59%	1.59%	1.39%	1.59%	1.39%